Exhibit 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

MISSISSIPPI DEPARTMENT OF BANKING AND CONSUMER FINANCE

JACKSON, MISSISSIPPI

)
In the Matter of	)
	)	CONSENT ORDER
BANCORPSOUTH BANK	)
TUPELO, MISSISSIPPI	)	FDIC-14-0206b
(Insured State Nonmember Bank)	) )
)

The Federal Deposit Insurance Corporation (“FDIC”) is the appropriate Federal banking agency for BancorpSouth Bank, Tupelo, Mississippi (“Bank”), under Section 3(q) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1813(q).

The Mississippi Department of Banking and Consumer Finance (“State”) is the appropriate State banking agency for the Bank under Title 81, Chapter 1 of the Mississippi Code, Miss. Code Ann. § 81-1-59.

The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER” (“STIPULATION”), dated September 4, 2014, that is accepted by the FDIC and the State. With the STIPULATION, the Bank has consented, without admitting or denying any charges of violations of law or regulation relating to the Bank Secrecy Act (“BSA”), 31 U.S.C. § 5311 et seq., and the USA PATRIOT Act of 2001, 115 Stat. 272 (Public Law 107-56-0ct. 26, 2001), to the issuance of this CONSENT ORDER (“ORDER”) by the FDIC and the State.

Having determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and Title 81, Chapter 1 of the Mississippi Code, Miss. Code Ann. § 81-1-125, have been satisfied, the FDIC and the State hereby order that:

CONSENT ORDER COMPLIANCE COMMITTEE

1. Within 5 days after the effective date of this ORDER, the Bank’s Board shall establish a subcommittee of the Bank’s Board charged with the responsibility of ensuring that the Bank complies with the provisions of this ORDER (“Consent Order Compliance Committee”). The Consent Order Compliance Committee shall report monthly to the entire Bank’s Board, and a copy of the report and any discussion related to the report or the ORDER shall be included in the minutes of the Bank’s Board meeting. Nothing contained herein shall diminish the responsibility of the entire Bank’s Board to ensure compliance with the provisions of this ORDER.

BSA STAFFING

2. Within 30 days from the effective date of this ORDER, the Bank shall analyze and assess the Bank’s staffing needs in order to provide for an adequate number of qualified staff for the Bank’s BSA Department. The BSA Department staff shall be evaluated to determine whether these individuals possess the ability, experience, training and other necessary qualifications required to perform present and anticipated duties, including adherence to the Bank’s BSA Compliance Program, the requirements of the BSA regulations, and the provisions of this ORDER. The adequacy of BSA staffing shall be reviewed by the Regional Director of the FDIC’s Dallas Regional Office (“Regional Director”) and the Commissioner of the Mississippi Department of Banking and Consumer Finance (“Commissioner”) based on subsequent examinations and/or visitations of the Bank.

BSA OFFICER

3. (a) During the term of this ORDER, the Bank shall provide for a qualified individual or individuals responsible for coordinating and monitoring day-to-day compliance with the BSA pursuant to Section 326.8 of the FDIC’s Rules and Regulations, 12 C.F.R. § 326.8 (“BSA Officer”). The adequacy of the BSA Officer shall be reviewed by the Regional Director and the Commissioner based on subsequent examinations and/or visitations of the Bank.

(b) The BSA Officer shall:

(1)	Have sufficient executive authority to monitor and ensure compliance with the BSA and its implementing rules and regulations;

(2)	Be responsible for determining the adequacy of BSA/Anti-Money Laundering (“AML”) staffing and for supervising such staff in complying with the BSA and its implementing rules and regulations;

(3)	Report to the Bank’s Audit Committee and/or the Bank’s Consent Order Compliance Committee on a regular basis, not less than quarterly, with respect to any BSA/AML matters; and

(4)	Be responsible for assuring the proper filing of Currency Transaction Reports (“CTRs”), Reports of International Transportation of Currency or Monetary Instruments, and Suspicious Activity Reports (“SARs”) relating to the BSA.

(c) The BSA Officer shall provide monthly comprehensive written reports to the Bank’s Consent Order Compliance Committee regarding the Bank’s adherence to the Compliance Plan and this ORDER.

BSA REMEDIATION PLAN

4. (a) Within 30 days from the effective date of this ORDER, the Bank shall develop a written BSA Remediation Plan to ensure and maintain compliance with the BSA and its implementing rules and regulations and shall submit the BSA Remediation Plan to the Regional Director and the Commissioner for review and comment. Upon receipt of comments from the Regional Director and the Commissioner, if any, the Bank’s Board shall review and approve the BSA Remediation Plan. The review and approval of the BSA Remediation Plan shall be recorded in the minutes of the Bank’s Board. Thereafter, the Bank shall implement the BSA Remediation Plan.

(b) At a minimum, the BSA Remediation Plan shall provide for:

(1)	A system of internal controls sufficient to comply in all material respects with the BSA and its implementing rules and regulations and establish a plan for implementing such internal controls.

(2)	Independent testing for compliance by the Bank with the BSA and its implementing rules and regulations.

(3)	Designation of a qualified individual or individuals responsible for coordinating and monitoring day-to-day compliance with the BSA pursuant to Section 326.8 of the FDIC’s Rules and Regulations, 12 C.F.R. § 326.8.

(4)	An effective BSA/AML training program (“Training Program”) for appropriate management and staff on all relevant aspects of laws, regulations, Bank policies, procedures, and processes relating to the Bank’s BSA Remediation Plan.

(5)	Correction of all deficiencies identified in the Target BSA Review that began February 3, 2014 and the findings of which were presented to the Bank by letter dated July 22, 2014.

INTERNAL CONTROLS

5. The system of internal controls shall provide, at a minimum:

(a) Procedures and processes for conducting a risk-based assessment of the Bank’s customer base to identify the categories of customers whose transactions and banking activities are routine and usual; and determine the appropriate level of enhanced due diligence necessary for those categories of customers whose transactions and banking activities are not routine and/or usual (“High-risk Accounts”);

(b) Policies, procedures, and processes with respect to High-risk Accounts and customers identified through the risk assessment conducted pursuant to paragraph 5(a), including the adoption of adequate methods for conducting Enhanced Due Diligence (“EDD”) on High-risk Accounts and customers at account opening and on an ongoing basis, and for monitoring High-risk Accounts client relationships on a transaction basis, as well as by account and customer;

(c) Policies, procedures, processes, and systems for identifying, evaluating, monitoring, investigating, and reporting suspicious activity in the Bank’s products, accounts, customers, services, and geographic areas, including:

(1)	Establishment of meaningful thresholds for identifying accounts and customers for further monitoring, review, and analyses;

(2)	Periodic testing and monitoring of such thresholds for their appropriateness to the Bank’s products, customers, accounts, services, and geographic areas;

(3)	Review of existing systems to ensure adequate referral of information about potentially suspicious activity through appropriate levels of management, including a policy for determining action to be taken in the event of multiple filings of SARs on the same customer, or in the event a correspondent or other customer fails to provide due diligence information. Such procedures shall describe the circumstances under which an account should be closed and the processes and procedures to be followed in doing so;

(4)	Procedures, processes, and systems for each subsidiary and business area of the Bank to produce periodic reports designed to identify unusual or suspicious activity, to monitor and evaluate unusual or suspicious activity, and to maintain accurate information needed to produce these reports with the following features:

a.	The Bank’s procedures and/or systems should be able to identify related accounts, countries of origin, location of the customer’s businesses and residences to evaluate patterns of activity; and

b.	The periodic reports should cover a broad range of time frames, including individual days, a number of days, and a number of months, as appropriate, and should segregate transactions that pose a greater than normal risk for non-compliance with the BSA;

(5)	Documentation of management’s decisions to file or not to file a SAR; and

(6)	Systems to ensure the timely, accurate, and complete filing of required SARs and any other similar or related reports required by law.

(d) Development and maintenance of policies, procedures, and processes with respect to wire transfer recordkeeping, including requirements for complete information on beneficiaries and senders, as required by 31 C.F.R. § 1010.410;

(e) Procedures and processes to ensure customers and transactions are being compared to current Office of Foreign Assets Control (“OFAC”) listings; and

(f) Policies, procedures, and processes for transactions involving non-customers, including, but not limited to, wire transfer services, traveler’s check services, and foreign exchange services.

INDEPENDENT TESTING

6. (a) Independent testing for compliance by the Bank with the BSA and its implementing rules and regulations to be conducted by either:

(1)	A qualified outside party with the requisite ability to perform such testing and analysis, or

(2)	Bank personnel independent of the BSA function.

(b) During the term of this ORDER, Such testing shall be done on an annual basis. The independent testing shall, at a minimum:

(1)	Test the Bank’s internal procedures for monitoring compliance with the BSA and its implementing rules and regulations, including interviews of employees who handle cash transactions;

(2)	Sample large currency transactions followed by a review of the CTR filings;

(3)	Test the validity and reasonableness of the customer exemptions granted by the Bank;

(4)	Test the Bank’s recordkeeping system for compliance with the BSA and its implementing rules and regulations, including, but not limited to:

a.	Testing to ensure all reportable transactions have been identified;

b.	Testing to ensure Bank personnel are reviewing all applicable reports, including monitoring reports for structuring activities; and

c.	Testing to ensure compliance with OFAC provisions.

(5)	Test the Bank’s CIP procedures;

(6)	Test the adequacy of the Bank’s Training Program; and

(7)	Document the scope of the testing procedures performed and the findings of the testing. The results of each independent test, as well as any apparent exceptions noted during the testing, shall be presented to the Bank’s Board. The Bank’s Board shall record the steps taken to correct any exceptions noted and address any recommendations made during each independent test in the minutes of the meeting.

TRAINING PROGRAM

7. (a) The Training Program for management and staff on all relevant aspects of laws, regulations, and Bank policies, procedures, and processes relating to the Bank’s BSA Remediation Plan shall ensure that all appropriate personnel are aware of, and can comply with, the requirements of the BSA and its implementing rules and regulations, including the currency and monetary instruments reporting requirements and the reporting requirements associated with SARs, as well as all applicable OFAC provisions.

(b) The Training Program shall also cover:

(1)	The Bank’s BSA/AML policies, procedures, and processes, and new rules and requirements as they arise;

(2)	A requirement that the Bank’s Board shall fully document the training of appropriate personnel, including the designated BSA Compliance Officer; and

(3)	A requirement that training shall be conducted no less frequently than annually.

LOOK BACK REVIEW

8. (a) Within 60 days from the effective date of this ORDER, the Bank shall develop and submit to the Regional Director and the Commissioner a written Look Back Review Plan (“Look Back Review Plan”) detailing how it will conduct a review of deposit account and transaction activity from June 6, 2013 through May 31, 2014, to determine whether suspicious activity involving available information for, involving any accounts of, or transactions through the Bank were properly identified and reported in accordance with the applicable suspicious activity reporting requirements of the Look Back Review Plan.

(b) The Look Back Review Plan, and any subsequent contract or engagement letter entered into with a consultant performing the Look Back Review, shall include, at a minimum:

(1)	The scope of the Look Back Review, which shall specify the types of accounts and transactions to be reviewed, including the Bank’s High-risk Account customers;

(2)	The methodology for conducting the Look Back Review, including any sampling procedures to be followed;

(3)	The resources and expertise to be dedicated to the Look Back Review;

(4)	The anticipated date of completion of the Look Back Review;

(5)	A provision for unrestricted examiner access to any consultant work papers; and

(6)	A provision that the findings from the Look Back Review will be presented directly to the Bank’s Board.

(c) The Look Back Review Plan shall be submitted to the Regional Director and the Commissioner for review and comment prior to implementation. The Regional Director and the Commissioner shall provide a response on the Look Back Review Plan within 30 days of receipt thereof, unless the Regional Director and the Commissioner notify the Bank, in writing, that a longer period will apply. Within 10 days of receipt of a response from the Regional Director and the Commissioner, the Board shall adopt the changes recommended by the Regional Director and the Commissioner, approve the Look Back Review Plan, record its approval and adoption in the minutes of the Board’s meeting at which approved, and submit the Look Back Review Plan to the Regional Director and the Commissioner for final review.

(d) The Regional Director and the Commissioner shall either provide additional comments or accept it within 10 days of receipt thereof from the Bank, unless the Regional Director and the Commissioner notify the Bank, in writing, that a longer period will apply. Within 10 days of receipt of written notice from the Regional Director and the Commissioner indicating acceptability of the Look Back Review Plan, the Bank shall implement and commence the Look Back Review.

(e) By the 15th day of each month while the Look Back Review is being conducted, the Bank shall provide to the Regional Director and the Commissioner a written report detailing the actions taken under the Look Back Review and the results obtained since the prior monthly report.

(f) Within 30 days of the completion of the Look Back Review, the Bank shall provide a list to the Regional Director and the Commissioner specifying all outstanding matters or transactions identified by the Look Back Review which have yet to be reported and detailing how and when these matters will be reported in accordance with applicable law and regulation.

DUE DILIGENCE PROGRAM

9. (a) Within 60 days from the effective date of this ORDER, the Bank shall develop, adopt, and implement a written Customer Due Diligence (“CDD”) Program. The CDD Program and its implementation shall be prepared and conducted in a manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations of the Bank.

(b) At a minimum, the CDD Program shall provide for a risk focused assessment of the Bank’s customer base to determine the appropriate level of ongoing monitoring required to assure that the Bank can reasonably detect suspicious activity and determine which customers require EDD necessary for those categories of customers the Bank has reason to believe pose a heightened risk of suspicious activity including, but not limited to, High-risk Accounts.

(c) At a minimum, the CDD Program shall provide for:

(1)	Risk rating of the Bank’s customers, specifically including High-risk Accounts based on the potential risk for money laundering, terrorist financing, or other illicit activity posed by the customer’s activities, with consideration given to the purpose of the account, the anticipated type and volume of account activity, types of products and services offered, and locations and markets served by the customer;

(2)	Obtaining, analyzing, and maintaining sufficient customer information necessary to allow effective suspicious activity monitoring, including documentation of normal and expected transactions of the customer;

(3)	Guidance for documenting the analysis conducted under the CDD process, including guidance for resolving issues when insufficient or inaccurate information is obtained;

(4)	Monitoring procedures required for each customer category under the BSA/AML risk ratings;

(5)	Guidelines to reasonably assure the identification and timely, accurate reporting of known or suspected criminal activity, as required by the suspicious activity reporting provisions of Part 353 of the FDIC Rules and Regulations (“FDIC Rules”), 12 C.F.R. § 353; and

(6)	Periodic, risk-based monitoring of customer relationships to determine whether the original risk profile remains accurate.

BSA/AML RISK ASSESSMENT

10. Within 60 days from the effective date of this ORDER, the Bank shall revise its BSA/AML Risk Assessment. At a minimum, the revised BSA/AML Risk Assessment Program shall provide for:

(a) Consideration of the specific risk categories (i.e. products, services, customers, entities, transactions, and geographic locations);

(b) A detailed analysis within the specific risk categories that evaluates data pertaining to the Bank’s activities (e.g., number of: domestic and international funds transfers, private banking customers, foreign correspondent accounts, payable through accounts; and domestic and international locations of the Bank’s business area and customer transactions) in relation to the CIP and CDD information; and

(c) An analysis of data in paragraph 10(b), as appropriate, the purpose of the account, actual or anticipated activity in the account, the nature of the customer’s business, customer’s location, and types of products and services used by the customer.

SUSPICIOUS ACTIVITY MONITORING AND REPORTING

11. Within 60 days from the effective date of this ORDER, the Bank shall develop, adopt, and implement a revised written program for monitoring and reporting suspicious activity, which fully meets all applicable requirements of Section 353 of the FDIC Rules, 12 C.F.R. § 353, and which is designed to, among other things, assure and maintain full compliance by the Bank with the rules and regulations issued pursuant thereto for monitoring and reporting suspicious activity.

VIOLATIONS OF LAW AND REGULATIONS

12. (a) Within 45 days after the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law and regulation noted in the February 3, 2014 Target Review, the findings of which were presented to the Bank by letter dated July 22, 2014.

(b) Within 45 days after the effective date of this ORDER, the Bank shall implement procedures, policies, and processes to ensure future compliance with all applicable laws and regulations.

SHAREHOLDER NOTIFICATION

13. After the effective date of this ORDER, the Bank shall send a copy of this ORDER, or otherwise furnish a description of this ORDER, to its shareholders (1) in conjunction with the Bank’s next shareholder communication, and also (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting. The description shall fully describe the ORDER in all material respects. The description and any accompanying communication, statement, or notice shall be submitted to the FDIC-Accounting and Securities Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429, for review at least 20 days prior to dissemination to shareholders. Any changes requested by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.

PROGRESS REPORTS

14. Within 30 days after the end of the first calendar quarter following the effective date of this ORDER, and within 30 days after the end of each successive calendar quarter, the Bank shall furnish written progress reports to the Regional Director and the Commissioner detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof. Such reports may be discontinued when the corrections required by the ORDER have been accomplished and the Regional Director and the Commissioner have released the Bank in writing from making additional reports.

The provisions of this ORDER shall not bar, stop, or otherwise prevent the FDIC or any other federal or state agency or department from taking any other action against the Bank or any of the Bank’s current or former institution-affiliated parties.

This ORDER shall be effective on the date of issuance.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that and until such time as any provision has been modified, terminated, suspended, or set aside by the FDIC or the State.

Issued pursuant to delegated authority this 4th day of September 2014.

/s/ Kristie K. Elmquist*
Kristie K. Elmquist
Regional Director
Dallas Region
Division of Risk Management Supervision
Federal Deposit Insurance Corporation

/s/ Jerry T. Wilson**
Jerry T. Wilson
Commissioner
Mississippi Department of Banking and Consumer Finance

*	By: Serena Owens on behalf of Kristie K. Elmquist
Deputy Regional Director (Risk Management)
Dallas Region
Division of Risk Management Supervision
Federal Deposit Insurance Corporation

**	By: Charlotte N. Corley on behalf of Jerry T. Wilson
Deputy Commissioner
Mississippi Department of Banking and Consumer Finance

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